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                                 EXHIBIT NO. 21





                                SUBSIDIARIES OF

                          THE PROGRESSIVE CORPORATION
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SUBSIDIARIES OF THE PROGRESSIVE CORPORATION
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                                                                            Jurisdiction
           Name of Subsidiary                                               of Incorporation
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
Airy Insurance Center, Inc.                                                 Pennsylvania
Allied Insurance Agency, Inc.                                               Ohio
Auto Insurance Solutions, Inc.                                              Maryland
Classic Insurance Company                                                   Wisconsin
Express Quote Services, Inc.                                                Florida
Gold Key Insurance Agency                                                   California
Greenberg Financial Insurance Services, Inc.                                California
Halcyon Insurance Company                                                   Ohio
Insurance Confirmation Services, Inc.                                       Delaware
Lakeside Insurance Agency, Inc.                                             Ohio
Mountain Laurel Assurance Company                                           Pennsylvania
Mountainside Insurance Agency, Inc.                                         Colorado
National Continental Insurance Company                                      New York
Pacific Motor Club                                                          California
Paloverde Insurance Company of Arizona                                      Arizona
PCIC Canada Holdings, Ltd.                                                  Canada
       Progressive Casualty Insurance Company of Canada                     Canada
Progressive Adjusting Company, Inc.                                         Ohio
Progressive American Insurance Company                                      Florida
       Bayside Underwriters Insurance Agency, Inc.                          Florida
       Progressive Gulf Insurance Company                                   Mississippi
Progressive American Life Insurance Company                                 Ohio
       Progressive Life Insurance, Ltd.                                     Turks & Caicos Islands
Progressive Bayside Insurance Company                                       Florida
Progressive Casualty Insurance Company                                      Ohio
       PC Investment Company                                                Delaware
       Progressive Specialty Insurance Company                              Ohio
Progressive Insurance Agency, Inc.                                          Ohio
Progressive Investment Company, Inc.                                        Delaware
Progressive Max Insurance Company                                           Ohio
Progressive Mountain Insurance Company                                      Colorado
Progressive Northern Insurance Company                                      Wisconsin
       Progressive Premier Insurance Company of Illinois                    Illinois
       Progressive Universal Insurance Company of Illinois                  Illinois
Progressive Northwestern Insurance Company                                  Washington
Progressive Partners, Inc.                                                  New York
Progressive Preferred Insurance Company                                     Ohio
Progressive Premium Budget, Inc.                                            Ohio
Progressive Risk Management Services, Inc.                                  Ohio
Progressive Southeastern Insurance Company                                  Florida
Progressive Transportation Software, Inc.                                   Ohio
Pro-West Insurance Company                                                  California
       Marathon Insurance Company                                           California
Richmond Transport Corp.                                                    Ohio
Tampa Insurance Services, Inc.                                              Florida
The Paradyme Corporation                                                    Ohio
The Progressive Agency, Inc.                                                Virginia
Transportation Recoveries, Inc.                                             Ohio
United Financial Adjusting Company                                          Ohio
United Financial Casualty Company                                           Missouri
Village Transport Corp.                                                     Delaware
Wilson Mills Land Co.                                                       Ohio

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Each subsidiary is wholly owned by its parent.
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